Exhibit 99.3

Lumliq2, LLC

Financial Statements
Quarterly Period Ended June 30, 2026

Lumliq2, LLC

Financial Statements
Quarterly Period June 30, 2026

Lumliq2, LLC

Contents

Financial Statements

Condensed Balance Sheet as of June 30, 2026	4

Condensed Statement of Operations for the Six-Month Period Ended June 30, 2026	5

Statement of Changes in Member’s Equity for the Six-Month Period Ended June 30, 2026	6

Statement of Cash Flows for the Six-Month Period Ended June 30, 2026	7

Notes to the Condensed Financial Statements	8-17

Financial Statements

Lumliq2, LLC

Condensed Balance Sheet
(Unaudited)

June 30, 2026
Assets
Current Assets
Cash	$3,342,214
Accounts receivable, net of allowance for credit losses	434,814
Inventories, net	40,738,191
Prepaid expenses and other assets	1,638,225
Total Current Assets	46,153,444
Property and Equipment, Net	2,599,461
Right-of-Use Assets - Operating Leases	70,326,564
Right-of-Use Assets - Finance Leases	174,884
Security Deposits	204,048
Total Assets	$119,458,401
Liabilities and Member’s Deficit
Current Liabilities
Accounts payable (including related party payable of $1,324,161)	$28,890,982
Accrued expenses	7,471,871
Contract liabilities and customer deposits	13,584,682
Current portion of operating lease liabilities	13,721,227
Current portion of finance lease obligations	25,071
Total Current Liabilities	63,693,833
Long-Term Liabilities
Operating lease liabilities, net of current portion	57,084,599
Finance lease obligations, net of current portion	47,809
Total Liabilities	120,826,241
Commitments and Contingencies (Note 9)
Member’s Deficit	(1,367,840)
Total Liabilities and Member’s Deficit	$119,458,401

The accompanying notes are an integral part of the condensed financial statements.

Lumliq2, LLC

Condensed Statement of Operations
(Unaudited)

Six-month period ended June 30, 2026
Net Sales	$86,860,386
Cost of Sales	(42,076,380)
Gross Profit	44,784,006
Operating Expenses
Selling, general and administrative expenses	72,389,477
Total Operating Expenses	72,389,477
Operating Loss	(27,605,471)
Other Income (Expense)
Other income, net	226,149
Interest expense	(183,258)
Total Other Income, Net	42,891
Net Loss	$(27,562,580)

The accompanying notes are an integral part of the condensed financial statements.

Lumliq2, LLC

Condensed Statement of Changes in Member’s Equity
(Unaudited)

	Member’s Contributed Capital	Accumulated Deficit	Total Member’s Equity (Deficit)
Balance, December 31, 2025	$44,850,713	$(20,661,404)	$24,189,309
Distributions to Member	(4,104,773)	-	(4,104,773)
Contributions from Member	6,110,204	-	6,110,204
Net loss	-	(27,562,580)	(27,562,580)
Balance, June 30, 2026	$46,856,144	$(48,223,984)	$(1,367,840)

The accompanying notes are an integral part of the condensed financial statements.

Lumliq2, LLC

Condensed Statement of Cash Flows
(Unaudited)

Six-month period ended June 30, 2026
Cash Flows from Operating Activities
Net loss	$(27,562,580)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	204,382
Non-cash lease expense	8,915,140
Interest on financing leases	2,953
Gain on fixed asset disposal	(52,897)
Provision for inventory reserve	950,456
Change in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	686,661
Prepaid expenses and other assets	2,306,760
Inventories, net	23,594,788
Security deposits	(8,289)
Operating lease liabilities	(8,757,439)
Accounts payable	828,170
Accrued expenses	1,012,257
Contract liabilities and customer deposits	116,844
Net Cash Provided by Operating Activities	2,237,206
Cash Flows from Investing Activities
Purchases of property and equipment	(1,169,218)
Proceeds from sale of property and equipment	209,062
Net Cash Used in Investing Activities	(960,156)
Cash Flows from Financing Activities
Repayment of principal portion of finance lease liability	(125,631)
Distributions to Member	(4,104,773)
Contribution from Member	6,110,204
Net Cash Provided by Financing Activities	1,879,800
Net Increase in Cash Equivalents	3,156,850
Cash, beginning of year	185,364
Cash, end of quarter	$3,342,214
Supplemental Disclosure of Cash Flows Information
Cash paid during the six-month period ended for:
Interest	$183,258
Non-cash transactions:
Additions and modifications to right-of-use assets – operating leases	29,111,545

The accompanying notes are an integral part of the condensed financial statements.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)

1. Nature of Business

Lumliq2, LLC (the Company) is a retailer specializing in the sale and distribution of residential flooring products and related installation accessories. Established as a limited liability company, the Company operates 200 retail locations across 43 states within the contiguous United States.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with United States of America generally accepted accounting principles (GAAP) for interim financial information. Operating results for the six-month period ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026. For further information, refer to the financial statements and footnotes thereto included in the Company’s audited financial statements for the year ended December 31, 2025. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. All material related-party balances and transactions are included and disclosed in these statements.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of obligations in the normal course of business. The condition regarding the Company financing from related parties, as disclosed in Note 7, and history of negative cash flow from operating activities, creates uncertainty as the Company’s ability to meet its obligations as they come due at least one year and a day post issuance of these financial statements.

Management has evaluated its plans whereby the Parent has committed to providing financial support to the Company to support the operating, investing, and financing activities of the Company though at least one year and a day beyond the report date.

The Company’s ability to continue as a going concern is dependent on the continued financial support of its Parent and the ability to execute its plan.

Accounts Receivable, Net of Allowance for Credit Losses

Trade accounts receivables are reported on the condensed balance sheet at the amount due, adjusted for any allowance for credit losses. The Company provides an allowance for credit losses to reduce trade accounts receivables to their estimated net realizable value equal to the amount expected to be collected. The allowance for credit losses is estimated based on historical collection experience, current regional economic and market conditions, aging of trade accounts receivable, current creditworthiness of customers, and forward-looking information. Allowance for credit loss on accounts receivables as of June 30, 2026 and December 31, 2025 are immaterial. The balance of accounts receivables as of December 31, 2025 was $1,121,475.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
Inventory, Net

Inventory is valued at the lower of cost or realizable value, cost being determined using the average cost method. The Company records a reserve for valuation adjustments if the cost of inventory on hand exceeds the amount it expects to realize from the ultimate sale or disposal of the inventory.

The inventory in transit is inventory that the Company has taken possession of at the shipping point. This inventory is in the Company’s possession, on a ship and not yet received in the warehouse. The inventory in-transit amount at June 30, 2026 was $1,821,768. This amount is included in the Inventories, net balance.

Property and Equipment, Net

Property and equipment are stated at cost. The Company depreciates or amortizes its property and equipment utilizing the straight-line method over the following estimated useful lives:

Estimated Useful Lives (Years)
Leasehold improvements	Lesser of 15 or term of the related lease
Furniture, fixtures, and equipment	5-7
Computer hardware and software	5
Vehicles	3-5

Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in statement of operations for the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. There was no impairment loss related to long-lived assets during the six-month period ended June 30, 2026.

Sales Taxes

The various states in which the Company operates impose sales tax on certain sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the appropriate state. The Company accounts for taxes collected from customers on a net basis (excluded from revenue).

Revenue Recognition

The Company accounts for revenue per the requirements of Accounting Standard Update (ASU) 2014‑19, Revenue from Contracts with Customers, as amended (Topic 606).

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is related to the sale of flooring, accessories, and service related to installation. The Company recognizes revenue when the performance obligation is satisfied. Generally, the performance obligation is satisfied at a point in time when control of the goods is transferred to the customer and the Company has no further obligation to provide services related to the goods.

Installation service revenue is recognized when the service has been provided.

The Company requires a 100% deposit/down payment to be made at the time an order is placed for most customers. The amount is recorded within contract liabilities and customer deposits and will remain on the condensed balance sheet until the cabinets are delivered to the customer, at which time the deposit will be recognized into revenue.

Revenues are recorded net of cash discounts as required by ASC 606.

The Company has made the practical expedient election, which allows for accounting for shipping and handling activities associated with the cabinets and counter tops as a fulfillment cost within cost of sales. The Company has also elected for all taxes assessed by government authorities that are imposed on or concurrent with revenue-producing transactions, such as sales, to be excluded from revenue.

Six-month period ended June 30, 2026
Net product sales	$79,009,725
Net service sales	7,850,661
Total Net Sales	$86,860,386

There were no contract assets as of June 30, 2026 and December 31, 2025.

Leases

The Company accounts for its leases under the guidance of ASU 2016-02, Leases (codified as Accounting Standards Codification (ASC) 842).

The Company leases vehicles, warehouses, retail stores, and equipment for use in its operations. The Company determines if an arrangement is or contains a lease at inception of the contract. The Company has lease agreements with lease and non-lease components and has elected to not separate lease and non-lease components for all classes of underlying assets.

For leases with a term of 12 months or less, the Company has elected the practical expedient which allows a lessee to elect, by class of underlying asset, not to recognize a right-of-use (ROU) asset or lease liability. Under the new standard, a lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified assets for a period of time in exchange for consideration. For leases with a term of more than 12 months, lessees will need to recognize leases on the condensed balance sheet as an ROU asset and a related lease liability and classify the leases as either operating or finance. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustments, such as initial direct costs.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
Advertising

Advertising costs are expensed as incurred in operating expenses. Advertising expense for the six-month period ended June 30, 2026 was $6,409,486.

Income Taxes

The Company was formed on October 1, 2024 as a single member limited liability company. The Company is not a taxable entity for United States federal income tax purposes or for the majority of states that impose an income tax. Taxes on the Company’s net income generally are borne by the member through the allocation of taxable income. The Company’s income tax expense results from franchise and excise tax laws enacted by certain states that apply to entities organized as partnerships.

The Company has no unrecognized tax benefits at June 30, 2026. The Company’s initial return for the period October 1, 2024 through December 31, 2024, was filed under parent S Corporation F9 Brands, Inc.

The Company recognizes deferred income tax assets and liabilities for temporary differences between the relevant basis of its assets and liabilities for financial reporting and tax purposes. The Company records the impact of changes in tax legislation on deferred income tax liabilities and assets in the period the legislation is enacted.

The Company recognizes interest and penalties associated with any tax matters as part of operating expenses and includes any accrued interest and penalties, if any, in accrued expenses on the accompanying condensed balance sheet.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, established a three-level hierarchy for fair value measurements that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The hierarchy level assigned to financial instruments recorded at fair value is based on the Company’s assessment of the transparency and reliability of the inputs used in the valuation of such instrument at the measurement date.

Level 1 – This level consists of quoted prices for identical assets or liabilities in active markets at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 – This level consists of inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The valuation technique for the Company’s Level 2 assets is based on quoted market prices for similar assets from observable pricing sources at the reporting date.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
Level 3 – This level consists of unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying values of cash, accounts receivable, net of allowance for credit losses, prepaid expense and other assets, accounts payable, accrued expenses and contract liabilities and customer deposits approximate fair value due to the short-term maturities of these instruments. No assets were adjusted to their fair values on a nonrecurring basis.

Business and Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains its cash with multiple financial institutions. At times, such amounts may exceed federally insured limits. At June 30, 2026, the Company did not have any accounts in excess of federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

Risks and Uncertainties

The Company is subject to risks and uncertainties as a result of continuing supply chain issues and rising inflation. Capital markets and economies worldwide have also been negatively impacted, and it has caused economic downturns or recessions in the U.S. and other markets. Such economic disruption could have a material adverse effect on the Company’s business. The ultimate impact on the Company’s operations and financial performance in future periods remains uncertain and will depend on future related developments, which are uncertain and cannot be predicted, but the Company does not anticipate any material impacts to its business, financial condition, results of operations, and/or cash flows in the six-month period ended June 30, 2026.

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board (the FASB) or other standard-setting bodies and adopted by the Company as of a specified effective date. Management reviewed all significant recently issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the financial statements as a result of future adoption.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
3. Inventories, Net

Inventory at June 30, 2026, consisted of the following:

June 30, 2026
Finished goods	$41,688,647
Inventory reserve	(950,456)
Inventories, Net	$40,738,191

4. Property and Equipment, Net

Property and equipment, net consist of the following:

June 30, 2026
Leasehold improvements	$1,566,429
Furniture, fixtures, and equipment	541,892
Computer hardware and software	636,084
Vehicles	428,688
3,173,093
Less: accumulated depreciation	(573,632)
Property and Equipment, Net	$2,599,461

Depreciation and amortization expense related to property and equipment for the six-month period ended June 30, 2026 was $204,382.

5. Contract Liabilities and Customer Deposits

The opening and closing balances of the Company’s contract liabilities and customer deposits as of June 30, 2026, were as follows:

Contract Liability, Customer Deposits
Balance, December 31, 2025	$13,467,838
Increase	116,844
Balance, June 30, 2026	$13,584,682

Contract liabilities and customer deposits balance as of December 31, 2025 that was recognized as sales during the six-month period ended June 30, 2026 amounted to $11,943,427.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
6. Accrued Expenses

Accrued expenses at June 30, 2026, consisted of the following:

June 30, 2026
Accrued payroll	$4,061,756
Other accrued expenses	3,410,115
Accrued Expenses	$7,471,871

7. Intercompany Loan

F9 Brands, Inc., parent company of Lumliq 2, LLC, has a secured revolving line of credit for $56,010,000 from Bank of America with availability through October 1, 2026. The Company is a guarantor on this line of credit. In addition to the Company, three brother/sister companies are also guarantors on the F9 Brands line of credit. The interest rate on the revolving line of credit is a rate per year equal to the secured overnight financing rate (SOFR) (Adjusted Periodically) plus 1.80 percentage points and will be adjusted on the first day of every month (the Adjustment Date) and will remain fixed until the next Adjustment Date.

As of June 30, 2026, the F9 Brands line of credit had a balance of $41,500,000 with an interest rate of 5.48%.

8. Leases

Lessee Accounting

Operating leases are included in ROU asset - operating leases, current portion of operating lease liabilities, and operating lease liabilities, net of current on the condensed balance sheet. Finance leases are included in ROU asset - finance leases, current portion of finance obligations, and finance lease obligations, net of current portion on the condensed balance sheet.

Operating and finance lease assets and operating and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. For leases that do not provide an implicit rate, the Company uses an incremental borrowing rate available at the lease commencement date based on the information available, including lease term, in determining the present value of future payments. The operating lease asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term and reported as selling, general and administrative expense, and financing lease expense is recorded as selling, general and administrative expense and interest expense in the condensed statement of operations.

The Company evaluated its ROU assets for impairment and concluded that no impairment charge was required as of June 30, 2026.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
The following table represents the assets and liabilities of the finance and operating leases:

June 30, 2026
Assets
Operating leases	ROU lease assets - operating leases	$70,326,564
Finance leases	ROU lease assets - finance leases	174,884
Total Lease Assets		$70,501,448
Liabilities
Current:
Operating	Current portion of operating lease liabilities	$13,721,227
Finance	Current portion of finance lease obligations	25,071
Non-current:
Operating	Operating lease obligations, net of current portion	57,084,599
Finance	Finance lease obligations, net of current portion	47,809
Total Lease Liabilities		$70,878,706

Finance lease assets are recorded net of accumulated depreciation of $99,513 as of June 30, 2026.

The components of the Company’s lease cost are as follows:

June 30, 2026
Lease Costs
Finance lease costs:
Amortization of ROU assets	Selling, general and administrative expenses	$23,848
Interest of lease liabilities	Interest expense	2,953
Operating lease costs	Selling, general and administrative expenses	10,331,010
Total Lease Costs		$10,343,982

Aggregate payments of lease liabilities subsequent to June 30, 2026 are as follows:

Year ending December 31
	Operating	Finance	Total
2026	$9,121,784	$17,475	$9,139,259
2027	16,592,585	20,319	16,612,904
2028	13,783,678	20,319	13,803,997
2029	10,636,230	20,319	10,656,549
2030	8,523,263	-	8,523,263
Thereafter	31,626,171	-	31,626,171
Total Lease Payments	90,283,711	78,432	90,362,143
Less: imputed interest and interest	(19,477,885)	(5,552)	(19,483,437)
Present Value of Lease Liabilities	$70,805,826	$72,880	$70,878,706

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
The following table presents the weighted-average remaining lease term and discount rate:

June 30, 2026
Weighted-average remaining lease term - finance lease	3.10 years
Weighted-average remaining lease term - operating lease	7.84 years
Weighted-average discount rate - finance lease	6.15%
Weighted-average discount rate – operating lease	6.47%

9. Commitments and Contingencies

Legal Matters

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, such actions will not have a material effect on the Company’s financial condition or results of operations or cash flows.

10. Related Party Transactions

Leased Facilities

In 2026, 62 of the Company’s leases were with a related party owned by the member of the Company. Rent expense from these leases amounted to $2,147,792 for the six-month period ended June 30, 2026.

Accounts Receivable

The Company provides goods sold to related parties in the normal course of business. Amounts due from related parties are included in accounts receivable, net of allowance for credit losses in the accompanying condensed balance sheet. There were no accounts receivable from related parties at June 30, 2026.

Accounts Payable

The Company purchases goods and/or services from related parties in the normal course of business. Amounts due to related parties are included in accounts payable in the accompanying condensed balance sheet. Accounts payable to related parties totaled $1,324,161 at June 30, 2026.

Shared Expenses

The Company shares payroll and benefit costs with related parties in the normal course of business. Amounts due to related parties for shared payroll and benefit costs are included in payroll expense in the accompanying condensed statement of operations. As of June 30, 2026, amounts paid to related parties for shared payroll and benefit costs totaled $2,713,401.

11. Subsequent Events

On April 8, 2026, Bed Bath & Beyond, Inc. announced that it has signed a Letter of Intent to acquire the equity interests and substantially all assets of F9 Brands, Inc., which owns and operates Cabinets To Go, Lumber Liquidators, Gracious Home / Thos. Baker, and Southwind Building Products for $150,000,000. The sale is expected to close in August 2026.

Lumliq2, LLC

Notes to the Condensed Financial Statements
(Unaudited)
Management has evaluated events and transactions that occurred between June 30, 2026 and July 31, 2026, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.